UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2021

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and in other filings that Oncocyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, Oncocyte disclaims any intent or obligation to update these forward-looking statements.

References to “Oncocyte,” “we,” “us,” and “our” are references to OncoCyte Corporation.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We have appointed Li Yu as Vice President, Controller, and Principal Accounting Officer effective May 18, 2021. Ms. Yu is a Certified Public Accountant who brings to Oncocyte more than 20 years of accountancy experience. Prior to joining Oncocyte, Ms. Yu served as Corporate Controller and VP, Controller for Acacia Research Corporation for two years, as Controller of Key Data Systems, Inc. from 2018 to2019, and as Assistant Controller of Lantronix, Inc. from 2014 to 2017. Previously, Ms. Yu held a number of accounting positions with major corporations, including Conexant Systems, Inc., The HD Supply, Mankind Corporation, and Buena Vista International TV, part of the Walt Disney Company. Ms. Yu received a Master of Science in Accountancy from Wake Forest University.

Ms. Yu will receive an annual salary of $250,000 and will be eligible to receive discretionary annual bonuses based on achievement of personal and corporate performance goals established by Oncocyte, with a target bonus equal to 35% of her annual base salary.

We granted Ms. Yu a one-time “sign-on” award of 25,000 restricted stock units (“RSUs”) under the Oncocyte 2018 Equity Incentive Plan (the “Plan”), and she is also eligible to receive up to an additional 15,000 RSUs for achieving certain performance milestones related to (i) the creation and implementation of a more expeditious monthly accounting process, (ii) filing all required financial reports with the Securities and Exchange Commission utilizing the new accounting process, and (iii) creating and streamlining corporate budget and reporting processes. Ms. Yu will receive 5,000 RSUs per milestone achieved.

In addition, Ms. Yu will receive 160,000 stock options under the Plan, subject to our shareholders approving, at the annual meeting of shareholders, an increase in the number of shares of Oncocyte common stock available under the Plan. The options will vest and thereby become exercisable as follows: twenty-five percent of the options will vest upon completion of one year of continuous service as an employee, and the balance of the options will vest in 36 equal monthly installments, commencing on the first anniversary of the effective date of the grant, subject to continued service as an employee on the applicable vesting date. The exercise price of the stock options will be the fair market value of Oncocyte common stock determined in accordance with the Plan. The options will expire if not exercised within ten years from the date of grant, subject to earlier termination in the event of the termination of her employment. The options will be incentive stock options pursuant to Section 422 of the Internal Revenue Code, to the extent permitted by the Code.

The options and RSUs will be subject to the terms and conditions of a stock option agreement or RSU agreement and the Plan, the Oncocyte Change in Control and Severance Plan, and any applicable provisions of her employment agreement.

Ms. Yu will also be eligible to participate in various Oncocyte employee benefit programs and plans.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2021	ONCOCYTE CORPORATION

	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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